SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Genasys Inc.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Genasys

P.O. BOX 8016, CARY, NC 27512-9903

Genasys Inc.
Important Notice Regarding the Availability of Proxy Materials

Stockholders Meeting to be held on March 14, 2023
For Stockholders of record as of January 20, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/GNSS

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/GNSS

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before March 03, 2023.

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/GNSS	(866) 648-8133	paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Genasys Inc.

Meeting Type: Annual Meeting of Stockholders
Date: Tuesday, March 14, 2023
Time: 9:00 AM, Pacific Time
Place: Annual Meeting to be held virtually via live webcast - please visit www.proxydocs.com/GNSS for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/GNSS

SEE REVERSE FOR FULL AGENDA

Genasys Inc.

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1. To elect five directors to serve for the ensuing year and until their successors are elected;

   1.01 Richard H. Osgood III

   1.02 Richard S. Danforth

   1.03 Scott L. Anchin

   1.04 Susan Lee Schmeiser

   1.05 Caltha Seymour

2. To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023;

3. To consider an advisory vote on the compensation of our named executive officers; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.